Fully paid and non-assessable Common Shares
without nominal or par value of
AGRIUM INC.
transferable only on the securities register of the Corporation by the holder hereof in person or by his duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned by a Transfer Agent and Registrar of the Corporation.

Actions ordinaires sans valeur nominale ou au pair entièrement libérées et non susceptivles d'appels subséquents de
AGRIUM INC.
transférables seulement dans le registre des valeurs mobilières de la Société par le porteur en personne ou par son fondé de pouvoir dûment autorisé sur remise de ce certificat régulièrement endorsé. Ce certificat n'est valide qu'après avoir été contresigné par an agent des transferts et agent chargé de la tenue des registres de la Société.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers.	EN FOI DE QUOI la Société a fait signer le présent certificat par ses dirigeants dument autorisés
President and Chief Executive Officer
Président et chef de la direction

Senior Vice President, General Counsel & Corporate Secretary
Premier Vice-président, Conseil général et Secrétaire d'entreprise

This certificate is transferable in Calgary, Vancouver, Toronto, Montreal,
Halifax and New Jersey

Dated/Le:         APRIL 26, 2010

Countersigned and Registered                     Contresigné et enregistré
CIBC MELLON TRUST COMPANY     COMPAGNIE TRUST CIBC MELLON
Transfer Agent and Registrar                      Agent des Transferts et Agent chargé
                                                                     de la tenue des registres
MELLON INVESTOR SERVICES, LLC  MELLON INVESTER SERVICES, LLC
Co-Transfer Agent and Co-Registrar          Co-Agent des Transferts et Co-Agent
                                                                     chargé de la tenue des registres
By/Par:  SPECIMEN_______________
Authorized Signature/Signature autoriseé
Ce certificat est transférable a Calgary, Vancouver, Toronto, Montreal,
Halifax et New Jersey

SECURITY INSTRUCTIONS ON REVERSE      VOIR LES INSTRUCITONS DE SÉCURITIÉ AU VERSO

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________________________________________

(Print name(s) of person(s) to whom the securities are being transferred and the address for the register)

____________________________________________________________________________________________

____________________________________________________________________________________________       shares
(number of shares if blank, deemed to be all)

of the Company represented by this certificate, and hereby irrevocably constitutes and appoints                                                        ____the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

Dated _______________________
Signature Guarantee(s)*	Transferor(s) Signature(s)*
(the transfer cannot be processed without acceptable guarantees of all signatures)

•  For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes. In addition, every signature must be Signature Guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).

" Until the earlier of the Separation Time or the Expiration Time (as both such terms are defined in the Shareholder Rights Plan Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Shareholder Rights Plan Agreement dated as of May 12, 2010, as amended, supplemented or restated from time to time (the "Rights Agreement") between Agrium Inc. (the "Corporation") and CIBC Mellon Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the registered office of the Corporation. In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, may be redeemed, may expire, may become null and void or may be evidenced by separate certificates and may no longer be evidence by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefore."

 SECURITY INSTRUCTIONS - INSTRUCTIONS DE SECURITE

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER RUGRANE, NE PAS ACCEPTER SANS VERIFIER LA PRESENCE
DU FILIGRANE POUR CE FAIRE. PLACER A LA LUMIERE.